SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

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[  ]  Preliminary Information Statement   [  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[X]  Definitive Information Statement

POSITIVEID CORPORATION

(Name of Registrant as Specified in Its Charter)

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POSITIVEID CORPORATION

1690 SOUTH CONGRESS AVENUE, SUITE 201

DELRAY BEACH, FLORIDA 33445

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Stockholders of PositiveID Corporation:

The accompanying Information Statement is being furnished to the holders (“Stockholders”) of shares of the common stock, par value $0.001 per share (“Common Stock”), of PositiveID Corporation, a Delaware corporation (the “Company” or “PositiveID”).  The Board of Directors (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you that on December 20, 2016, the Company received written consent in lieu of a meeting of Stockholders (the “Written Consent”) from holders of shares of voting securities representing approximately 86% of the total issued and outstanding shares of voting stock of the Company and a unanimous written consent of the Board to approve the following:

●

to adopt, at the Board’s discretion, a Certificate of Amendment to our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to increase the Company’s authorized capital stock from 3,900,000,000 shares to 20,000,000,000 shares, such that the capital stock of the Company will consist of 19,995,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Increase in Authorized Shares”).

●	authorization to adopt an amendment to the Company’s Certificate of Incorporation to reduce the par value of the Company’s common stock from $0.001 per share to $0.0001 per share (the “Change in Par Value”).

The Increase in Authorized Shares and Change in Par Value (collectively the “Amendments” or “Actions”) are more fully described in the accompanying Information Statement. The Written Consent was in accordance with the Delaware General Corporation Law, our Certificate of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of a majority of the voting power of the Company’s stockholders to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission thereunder, solely for the purpose of informing our Stockholders of the actions taken by the Written Consent before they become effective.

We are furnishing this Information Statement to Stockholders in satisfaction of the notice requirement under Section 228 of the Delaware General Corporation Law (“DGCL”). No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents are afforded to Stockholders as a result of the approval of the Amendments.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the Amendments can be filed with the Secretary of State of the State of Delaware and become effective is twenty (20) calendar days after this Information Statement is first sent or given to the Stockholders. A form of the Amendments is attached to this Information Statement as Annex A.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT JANUARY 10, 2017. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

January 6, 2017
William J. Caragol Chairman of the Board of Directors Chief Executive Officer

POSITIVEID CORPORATION

1690 SOUTH CONGRESS AVENUE, SUITE 201

DELRAY BEACH, FLORIDA 33445

INFORMATION STATEMENT

January 6, 2017

Action by Written Consent of Majority Stockholders

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to PositiveID Corporation, a Delaware corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is being furnished by the Board of Directors of the Company (the “Board”), to inform the holders (“Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), as of December 19, 2016, of action already approved by written consent (the “Written Consent”) of holders of shares of voting securities representing approximately 86% of the total issued and outstanding shares of voting stock of the Company on December 20, 2016.

Action by Written Consent

The following actions were approved by holders of shares of voting securities representing approximately 86% of the total issued and outstanding shares of voting stock of the Company pursuant to the Written Consent, in lieu of a special meeting:

●

to adopt, at the Board’s discretion, a Certificate of Amendment to our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to increase the Company’s authorized capital stock from 3,900,000,000 shares to 20,000,000,000 shares, such that the capital stock of the Company will consist of 19,995,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Increase in Authorized Shares”).

●

authorization to adopt an amendment to the Company’s Certificate of Incorporation to reduce the par value of the Company’s common stock from $0.001 per share to $0.0001 per share (the “Change in Par Value”).

This Information Statement is being furnished to all of our Stockholders in accordance with Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our Stockholders of the Actions taken by the Written Consent before they become effective.

The Board has fixed the close of business on December 19, 2016, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement. This Information Statement will be mailed on or about January 10, 2017 to Stockholders of Record as of the Record Date.

Pursuant to the Written Consent, holders of shares of voting securities representing approximately 86% of the total issued and outstanding shares of voting stock of the Company approved the Increase in Authorized Shares and the Change in Par Value.

The Actions were unanimously approved by our Board on December 20, 2016.

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the holders of shares of voting securities representing approximately 86% of the total issued and outstanding shares of voting stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

This Information Statement is being furnished to you pursuant to Section 14C of the Securities Exchange Act of 1934, as amended, to notify our Stockholders of certain corporate actions taken by the holders of shares of voting securities representing approximately 86% of the total issued and outstanding shares of voting stock of the Company pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Actions as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the holders of shares of voting securities representing approximately 86% of the total issued and outstanding shares of voting stock of the Company to reduce the costs and implement the Actions in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date is entitled to notice of the Actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Actions?

As of the Record Date, there were 2,265,374,050 shares of our Common Stock issued and outstanding, 2,262 shares of Series II Preferred Stock, which are convertible into 4,621,012,318 shares of Common Stock, issued and outstanding (the “Series II Conversion Shares”), and 71 shares of Series J Preferred Stock issued and outstanding. The Series J Preferred Stock does not have voting rights. As each Series II Conversion Share has the equivalent of 25 votes on each matter submitted to stockholders, the holders of the Series II Preferred Stock have control of 115,525,307,945 voting shares.

Our majority stockholders consist of our CEO, acting CFO and Chairman, William J. Caragol, our President, Lyle L. Probst, and our three non-employee directors, Jeffrey Cobb, Michael Krawitz, and Ned L. Siegel (collectively, the “Majority Stockholders”). As of the Record Date, the Majority Stockholders held 93,468 shares of Common Stock, and 1,983 shares of our Series II Preferred Stock, par value $0.001 per share (the “Series II Preferred Stock”). As detailed below, the Majority Stockholders’ holdings represent approximately 86% of the total outstanding voting shares.

Accordingly, the total aggregate amount of shares entitled to vote regarding the approval of the Actions is 117,790,681,995. Pursuant to Section 228 of the DGCL, at least a majority of the voting equity of the Company, or at least 58,895,340,998 votes, are required to approve the Actions by written consent. The Majority Stockholders, which hold in the aggregate 101,260,952,577 shares entitled to vote (and therefore having 86% of the total voting power of all outstanding voting capital), have voted in favor of the Actions thereby satisfying the requirement that at least a majority of the voting equity vote in favor of a corporate action by written consent. Therefore, no other stockholder consents will be obtained in connection with this Information Statement.

Series I Convertible Preferred Stock and Exchange for Series II Preferred Stock

On September 30, 2013, the Company issued 413 shares of Series I Preferred Stock to the Majority Stockholders and one other executive. On December 31, 2013 and January 14, 2014, an additional 587 shares of Series I were issued for 2013 and 2014 management and director compensation. On January 12, 2015, an additional 625 shares of Series I were issued for 2014 management incentive compensation and 2015 director compensation as well as compensation to one consultant. On December 22, 2015, an additional 400 shares of Series I were issued for 2016 management and director equity compensation. Each share of the Series I Preferred Stock is convertible into the Company’s Common Stock, at stated value plus accrued dividends, at the closing bid price on the issuance date, any time at the option of the holder and by the Company in the event that the Company’s closing stock price exceeds 400% of the conversion price for 20 consecutive trading days. The Series I Preferred Stock has voting rights equivalent to 25 votes per common share equivalent. On August 11, 2016, the Board of PositiveID agreed to exchange 2,025 shares of its Series I Preferred, which shares had a stated value of $2,261,800, held primarily by its Majority Stockholders and one other executive, for 2,262 shares of Series II Preferred (the “Exchange”). Pursuant to the Exchange each existing holder of Series I Preferred exchanged their Series I Preferred shares for Series II Preferred shares having equivalent stated value, maintaining the same voting rights as they had as holders of the Series I Preferred. As of the Record Date, there were 2,262 shares of Series II Preferred Stock outstanding. As each share of Series II has the equivalent of 25 votes, there are a total of 115,525,307,945 voting shares held by the holders of the Series II Preferred, and 101,260,859,110 voting shares of Series II held by the Majority Stockholders.

	Number of shares of Common Stock/Series II Preferred Stock held by such Stockholder
Name of Majority Stockholders	Common Stock	Series II Preferred Stock	Series II on an as-Converted Basis	Votes of Series II on an as-Converted Basis	Number of Votes that Voted in Favor of the Actions	Percentage of Voting Equity that Voted in Favor of the Actions
William J. Caragol	44,668	1,076	2,199,277,424	54,981,935,600	54,981,980,268	46.7%
Lyle L. Probst	12,226	456	932,495,279	23,312,381,964	23,312,394,190	19.8%
Jeffrey Cobb	11,496	154	315,000,300	7,875,007,507	7,875,019,003	6.7%
Michael Krawitz	12,456	169	346,126,449	8,653,161,219	8,653,173,675	7.3%
Ned L. Siegel	12,622	126	257,534,913	6,438,372,819	6,438,385,441	5.5%
Total	93,468	1,983	4,050,434,364	101,260,859,110	101,260,952,577	86.0%

Do I have appraisal rights?

Neither the DGCL nor our Certificate of Incorporation or bylaws provide our Stockholders with appraisal rights in connection with any of the Actions discussed in this Information Statement.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the Majority Stockholders.

ACTION I

AMENDMENT TO CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 3,895,000,000 SHARES TO 19,995,000,000 SHARES OF COMMON STOCK

The Company’s Certificate of Incorporation authorized the issuance of 3,895,000,000 shares of common stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value of $0.001 per share. On December 20, 2016, the Board approved the Increase in Authorized Shares, which is attached hereto as Exhibit A, to increase the Company’s authorized capital stock from 3,900,000,000 shares to 20,000,000,000 shares, such that the capital stock of the Company will consist of 19,995,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share.

The Company’s leadership, at its discretion, plans to file the Increase in Authorized Shares with the Secretary of State of Delaware. The increase in our authorized Common Stock will become effective on the date of filing.

Reason for Increase in Authorized Shares

The general purpose and effect of the amendment to the Company’s Certificate in authorizing twenty billion (20,000,000,000) shares of capital stock is to facilitate existing and future financing agreements, if any, which often include the requirement to provide irrevocable reserve of common shares in excess of shares currently issuable under the financing agreements, which enables the Company to continue its current business operations.

On December 20, 2016, our Majority Stockholders and our Board approved a resolution to file the Increase in Authorized Shares to increase the authorized number of shares of our capital stock from 3,900,000,000 shares to 20,000,000,000 shares, such that the capital stock of the company will consist of 19,995,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. The rationale for the increase in authorized shares is primarily related to the need to provide contractual reserves supporting a reserve requirement on convertible notes, which typically ranges between 300-400%, calculated on the amount of debt on an as-converted basis. The Company increased its authorized capital stock from 475,000,000 to 3,900,000,000 over the course of 15 months (December 8, 2014 to February 25, 2016). The Company issued approximately eight million dollars ($8,000,000) in convertible notes in 2015 and 2016. Currently outstanding convertible debt is convertible into approximately 7,000,000,000 shares of Common Stock as of December 21, 2016. Therefore, the reserve requirement is approximately 21,000,000,000 shares of Common Stock. Furthermore, if the Company’s stock price declines, the amount of shares required to be held in reserve increases and, in many cases, the Company is obligated to adjust the share reserves accordingly.

The Company expects to continue to use convertible notes as a significant source of its funding for the foreseeable future. The management of the Company will continue to strive to reduce and ultimately eliminate the need for convertible note financing.

The Board expects the Company to file the Increase in Authorized Shares twenty (20) calendar days after this Information Statement is first sent or given to the Stockholders.

A copy of the Increase in Authorized Shares is attached to this information statement as Annex A.

As of the Record Date, our capitalization was as follows:

Shares of our Common Stock authorized for issuance	3,895,000,000

Shares of our Common Stock issued and outstanding as of the Record Date	2,265,374,050

Shares of our Common Stock issuable upon the exercise of outstanding stock options having a weighted exercise price of $1.21 per share, under and outside of our stock plans	3,620,036

Shares of our Common Stock issuable upon exercise of outstanding warrants having a weighted average exercise price of $0.27 per share	2,692,800

Shares of our Common Stock held in reserve for convertible notes *	1,629,625,950

Shares of our Common Stock issuable upon conversion of Series II Convertible Preferred Stock	4,621,012,318

Shares of our Common Stock issuable upon conversion of Series J Convertible Preferred Stock **	147,917

Total number of shares available for issuance as of the Record Date	-4,627,473,071

* These numbers reflect currently reserved shares held for future conversions of existing convertible notes. Most convertible notes require that share reserves be established equal to three to four times the number of shares to be issued upon conversion, based on current market prices of our Common Stock.

** 71 shares of Series J Preferred Stock have been issued to Sanomedics Inc. The amount of Series J Convertible Preferred Stock, if any, to be issued pursuant to the 2016 and 2017 “Earn-Out Payment” is unknown at this time. An “Earn-Out Payment”, if any, will consist of twenty five percent (25%) cash (up to One Hundred Eighty Seven Thousand Dollars ($187,000)) and seventy five percent (75%) shares of preferred stock of the Buyer (up to 563 shares of Series J Convertible Preferred Stock of the Buyer). The Earn-Out Payment will be calculated based on the audited statement of operations of the Company for the year that will end on December 31, 2016 and 2017, respectively.

The actual amount of the “Earn-Out Payment” for fiscal year 2016 will be equal to (i) the amount by which the revenues shown on the Company 2016 Statement of Operations exceeds One Million Dollars ($1,000,000) (ii) multiplied by 3. which amount shall in no event exceed the 2016 Threshold Earn-Out Amount. The actual amount of the “Earn-Out Payment” for fiscal year 2017 will be equal to (i) the amount by which the revenues shown on the Company 2017 Statement of Operations exceeds One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (ii) multiplied by 2.5, which amount shall in no event exceed the 2017 Threshold Earn-Out Amount. The 2017 Threshold Earn-Out Amount shall be increased by an amount equal to the 2016 Threshold Earn-Out Amount less the actual 2016 Earn-Out Payment earned by, and paid to, Seller. In the event that the 2016 Threshold Earn-Out Amount does not exceed the actual 2016 Earn-Out Payment earned by, and paid to, Seller, no adjustments shall be made to the 2017 Threshold Earn-Out Amount.

Advantages, Disadvantages and Effects of the Proposed Increase in the Authorized Common Stock

In addition to the foregoing, in our efforts to further our business, our Board may seek to complete additional financings in the near future. If and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting.

Additionally, at this time, the increase in authorized shares of Common Stock is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Further, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future and, therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

Authorized, but unissued shares of Common Stock, may be used by the Company for any purpose permitted under Delaware law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed hereof, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of Common Stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue Common Stock in connection with the activities described above or otherwise.

The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders. However, as discussed above, if the shareholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our shareholders. These future issuances may be dilutive to our current common shareholders and may cause a reduction in the market price of our Common Stock. Current holders of Common Stock do not have preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of our current shareholders and could result in dilution to our current shareholders.

As discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this Action. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this Amendment with the intent that it be utilized as a type of anti-takeover device.

No Dissenters’ Rights

Under the DGCL, the Company’s Stockholders are not entitled to dissenters’ rights with respect to the Increase in Authorized Shares, and the Company will not independently provide Stockholders with any such right.

ACTION II – CHANGE IN PAR VALUE

APPROVAL TO ADOPT AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REDUCE THE PAR VALUE OF THE COMPANY’S COMMON STOCK FROM $0.001 PER SHARE TO $0.0001 PER SHARE

The Board approved a resolution to adopt an amendment to the Company’s Certificate of Incorporation to reduce the par value of the Company’s common stock from $0.001 per share to $0.0001 per share.

Reason for the Change in Par Value

The Board of Directors has determined that in order to possibly result in a favorable impact on the amount of annual franchise taxes that the Company is obligated to pay, that it was beneficial to reduce the par value of the Company’s common stock from $0.001 per share to $0.0001 per share. Delaware franchise taxes are based on a formula that takes into account par value per share in the calculation of taxes due.

Amended Certificate of Incorporation

The common stock par value will be changed by amendment to Article Four of our Certificate of Incorporation. A copy of the proposed amendment to our Certificate of Incorporation is attached to this proxy statement as Annex A.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “Action by Written Consent,” the Board and Majority Stockholders of the Company further approved the Actions. The Company’s officers hold preferred shares that give them voting control of the Company.

As of the Record Date our officers, directors and management (in addition to the five people who make up the Majority Stockholders, this includes Allison Tomek, our Senior Vice President of Corporate Development, and Kimothy Smith, our Chief Technology Advisor) have an aggregate of 115,525,313,944 votes on any matter brought to a vote of the holders of our Common Stock, or up to 98.1% of the total vote, including an aggregate 115,525,307,945 votes, or up to 98.1% of the total vote, through the ownership of Series II Preferred Stock. As a result, our officers, directors, and management have voting control over the 117,790,681,995 of the outstanding voting shares of the Company.

Except the foregoing and disclosed elsewhere in this Information Statement, since January 1, 2016, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

OUTSTANDING VOTING SECURITIES

As of the Record Date related to the Written Consent, the Company had 2,265,374,050 shares of Common Stock issued and outstanding, and there were 2,262 shares of Series II Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Each share of Series II Preferred stock is entitled to 25 votes for each share of Common Stock that the Series II Preferred stock is convertible into, which is the equivalent of 115,525,307,945 votes as of the Record Date.

On December 20, 2016, the holders of 86% of the voting rights, equivalent to 101,260,952,577 voting shares (including shares of our Series II Preferred Stock on an as-converted basis), executed and delivered to the Company the Written Consent approving the Actions set forth herein. Since the Actions have been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company’s certificate of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of shares of our Common Stock as of December 20, 2016 by:

●	each of our directors;

●	each of our named executive officers;

●	all of our executive officers and directors as a group; and

●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock shown opposite such person’s name. The percentage of beneficial ownership is based on 2,265,374,050 shares of our Common Stock outstanding as of the Record Date. Unless otherwise noted below, the address of the persons and entities listed in the table is c/o PositiveID Corporation, 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445. Including the voting rights associated with the Company’s 2,262 shares of Series II Preferred Stock, the named executive officers and directors have the right to 101,260,952,577 votes. The percentage of voting rights in the table below assumes that all Series II shares held by directors and named officers are voted in any instance requiring stockholder vote.

The beneficial owners of all issued shares have voting rights over such shares, whether or not such owners have dispositive powers with respect to the shares, and such shares are included in each person’s beneficial ownership amount. For the avoidance of doubt, if a beneficial owner does not have dispositive powers with respect to certain shares, each such person maintains voting control over these shares, and such shares are included in the determination the person’s beneficial ownership amount.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Outstanding Shares (%)	Percent of Voting Rights (%)
Five Percent Stockholders:
William J. Caragol (1)	2,199,322,092	31.9%	45.9%
Lyle L. Probst (2)	932,508,005	13.5%	19.5%
Dominion Capital LLC (3)	226,310,868	9.9%	* %
Union Capital, LLC (4)	226,310,868	9.9%	* %
Named Executive Officers and Directors:
William J. Caragol (1)	2,199,322,092	31.9%	45.9%
Lyle L. Probst (2)	932,508,005	13.5%	19.5%
Jeffrey S. Cobb (5)	315,012,551	4.6%	6.6%
Michael E. Krawitz (6)	346,139,625	5.0%	7.2%
Ned L. Siegel (7)	257,548,254	3.7%	5.4%
Executive Officers and Directors as a group (5 persons) (8)	4,050,530,527	58.8%	86.0%

*Less than 1%

(1)	Mr. Caragol beneficially owns 2,199,322,092 shares which include 44,668 shares of common stock directly owned by Mr. Caragol. Mr. Caragol has sole voting power over 44,668 shares of our common stock. Mr. Caragol has sole dispositive power over 7,890 shares of our common stock. Mr. Caragol lacks dispositive power over 36,778 shares which are restricted as to transfer until January 1, 2018. Mr. Caragol owns 1,076 shares of Series II Preferred, which may convert to 2,199,277,424 shares of common stock. The Series II Preferred vests on January 1, 2019. On January 7, 2016, Mr. Caragol was granted 500,000 stock options, which vest: (i) 170,000 on January 1, 2017; (ii) 165,000 on January 1, 2018; (iii) 165,000 on January 1, 2019. Those shares are not included in the table above.

(2)

Includes 12,226 shares of our common stock and 500 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of December 20, 2016. Mr. Probst lacks dispositive power over 12,226 shares, which are restricted until January 1, 2018. Mr. Probst owns 456 shares of Series II Preferred, which may convert to 932,495,279 shares of common stock. The Series II Preferred vests on January 1, 2019. On January 7, 2016, Mr. Probst was granted 300,000 stock options, which vest: (i) 102,000 on January 1, 2017; (ii) 99,000 on January 1, 2018; (iii) 99,000 on January 1, 2019. Those shares are not included in the table above.

(3)	Dominion Capital LLC (“Dominion”), and Dominion’s managing members Mikhail Gurevich and Daniel Kordash, may be deemed to beneficially own shares of common stock beneficially owned by Dominion, including shares issuable to Dominion upon conversion of a series of convertible notes. The address of the principal business office of Dominion is 3 Fraser Lane, Westport, Connecticut 06880. Voting and dispositive power with respect to the shares owned by Dominion is exercised by Messrs. Gurevich and Kordash. Each of Dominion and Messrs. Gurevich and Kordash disclaims beneficial ownership or control of any of the securities listed above as control may be deemed to be held by the other members of Dominion. However, by reason of the provisions of Rule 13d-3 of the Exchange Act, as amended, Dominion or Messrs. Gurevich and Kordash may be deemed to beneficially own or control the shares owned by Dominion.

(4)	Union Capital, LLC (“Union”), and Union’s managing member Yakov Borenstein, may be deemed to beneficially own shares of common stock beneficially owned by Union, including shares issuable to Union upon conversion of a series of convertible notes. The address of the principal business office of Union is 525 Norton Parkway, New Haven, CT 06511. Voting and dispositive power with respect to the shares owned by Union is exercised by Mr. Borenstein. Each of Union and Mr. Borenstein disclaims beneficial ownership or control of any of the securities listed above as control may be deemed to be held by the other members of Union. However, by reason of the provisions of Rule 13d-3 of the Exchange Act, as amended, Union and Mr. Borenstein may be deemed to beneficially own or control the shares owned by Union.

(5)	Includes 11,496 shares of our common stock and 755 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of December 20, 2016. Mr. Cobb lacks dispositive power over 1,200 shares, which are restricted until January 1, 2018. Mr. Cobb owns 154 shares of Series II Preferred, which may convert to 315,000,300 shares of common stock. The Series II Preferred vests on January 1, 2019.

(6)	Includes 12,456 shares of our common stock and 720 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of December 20, 2016. Mr. Krawitz lacks dispositive power over 2,000 shares, which are restricted until January 1, 2018. Mr. Krawitz owns 169 shares of Series II Preferred, which may convert to 346,126,449 shares of common stock. The Series II Preferred vests on January 1, 2019.

(7)	Includes 12,622 shares of our common stock and 720 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of December 20, 2016. Mr. Siegel lacks dispositive power over 2,400 shares, which are restricted until January 1, 2018. Mr. Siegel owns 126 shares of Series II Preferred, which may convert to 257,534,913 shares of common stock. The Series II Preferred vests on January 1, 2019.

(8)	Includes shares of our common stock beneficially owned by current executive officers and directors and shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of December 20, 2016, in each case as set forth in the footnotes to this table.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our Common Stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to c/o PositiveID Corporation, 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address or calling Allison Tomek at (561) 805-8044.

By Order of the Board of Directors

January 6, 2017
William J. Caragol Chairman of the Board of Directors Chief Executive Officer

Annex A

FORM OF CERTIFICATE OF AMENDMENT

TO

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

POSITIVEID CORPORATION

PositiveID Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law, through its duly authorized officer and by authority of its Board of Directors, does hereby certify that:

1. The name of the corporation (hereinafter called the “Corporation”) is PositiveID Corporation. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 29, 2001.

2. The Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment (the “Certificate of Amendment”) to the Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation be amended by changing the first paragraph of Article numbered “IV” so that, as amended, said Article IV first paragraph shall be and read as follows:

“The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 20,000,000,000 shares, consisting of 19,995,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock (the “Preferred Stock”), 2,500 of which are designated as Series I Convertible Preferred Stock, par value $0.001 per share, 3,000 of which are designated as Series II Convertible Preferred Stock, par value $0.001 per share, and 1,700 of which are designated as Series J Convertible Preferred Stock, par value $0.001 per share.”

3. The Certificate of Amendment has been duly adopted by the corporation’s Board of Directors and by the stockholders in accordance with Section 242 of the Delaware General Corporation Law, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

4. The foregoing Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

NOW, THEREFORE, the Corporation has caused this Certificate of Amendment to be signed this _______ day of ___________________, 2017.

POSITIVEID CORPORATION

By:	/s/ Allison Tomek
Name:	Allison Tomek
Title:	Secretary